FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”), dated as of July 11, 2014, is entered into by and between HOOPER HOLMES, INC. (“Seller”), and MCELROY DEUTSCH MULVANEY & CARPENTER, LLP (“Purchaser”), with reference to the following facts:

A.Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of May 13, 2014 as amended by a First Amendment to Purchase and Sale Agreement dated June 12, 2014, a Second Amendment to Purchase and Sale Agreement dated July 1, 2014 and a Third Amendment to Purchase and Sale Agreement dated July 7, 2014 (collectively the “Purchase Agreement”) for the sale of the Property, as more particularly described in the Purchase Agreement.

B.Seller and Purchaser now desire to amend the Purchase Agreement in certain respects, as provided for hereinbelow. Capitalized terms not defined herein have the meanings specified in the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.End of the Inspection Period. Seller and Purchaser agree Section 1.7 of the Purchase Agreement shall be amended to read as follows: End of the Inspection Period shall mean 5:00 p.m. New Jersey time on July 18, 2014.
b.Closing Date. Seller and Purchaser agree Section 5.2 of the Purchase Agreement shall be amended to read as follows: The Closing Date shall occur five (5) days after the End of the Inspection Period but no later than August 8, 2014.

2.Successor and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns.

3.Counterparts. This Fourth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. Signatures sent via facsimile or electronic mail, including but not limited to signatures in the form of PDF files, scanned images, etc., shall constitute original signatures for the purposes of this Agreement.

4.Status of Purchase Agreement. Except as specifically amended by this Fourth Amendment, the Purchase Agreement remains unchanged and, as amended by this Fourth Amendment, the Purchase Agreement is in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment as of the date first above written.

SELLER:	HOOPER HOLMES, INC.
By: /s/ Tom Collins Name: Tom Collins Title: SVP & CFO
PURCHASER:	MCELROY DEUTSCH MULVANEY & CARPENTER, LLP /s/ Edward B. Deutsch Name: Title:

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